SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 2, 2012

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2012, Discovery Laboratories, Inc., a Delaware corporation (the “Company”), issued a press release announcing that on February 2, 2012 it entered into a Product Development and Supply Agreement (“Agreement”) effective as of February 1, 2012 (the “Effective Date”), with Lacey Manufacturing  Company, a unit of Precision Engineered Products, LLC (“Lacey”).  Pursuant to the Agreement, Lacey will manufacture the Company’s AFECTAIR® and AFECTAIR® DUO medical devices (each, an “AFECTAIR Device”).  AFECTAIR Devices are the Company’s proprietary ventilator circuit / patient interface connectors and related componentry that introduce inhaled therapies directly to the patient interface and minimize the number of connections in the regulatory circuit without compromising ventilatory support. AFECTAIR was recently cleared for commercialization in the United States, and the Company anticipates that AFECTAIR will be commercially available in late 2012. The initial AFECTAIR product will be designed for use with jet nebulizers, and a subsequent product, AFECTAIR DUO, will be designed for use with vibrating mesh nebulizers, metered dose inhalers and potentially other aerosol generator technologies. Each product is expected to be available in two sizes, one for infants and one for pediatric and adult patients.

The initial term of the Agreement is three years from the date of the first production purchase order for manufacture of commercially saleable AFECTAIR Devices, or four years from the Effective Date, whichever is shorter (the “Term”).  The Term may be extended by written agreement of the parties.  Among other rights to terminate the Agreement, either party may terminate the Agreement upon 30 days written notice to the other party if the parties, after a good faith effort, are unable to agree on (i) go-forward planning steps to complete development of one or both AFECTAIR Devices, or (ii) key terms, including, without limitation, pricing or order volume requirements.

The Company will retain ownership of all equipment, molds and tooling and other capital assets purchased by Lacey to manufacture AFECTAIR Devices on behalf of the Company.  In connection with any termination of the Agreement, Lacey is obligated to cooperate and provide reasonable assistance to the Company to transfer all equipment, inventory and materials to any successor manufacturing site or to such other location that the Company may designate in writing.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement to be included as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Item 8.01	Other Events.

On February 8, 2012, the Company issued a press release announcing that the Company entered into the Agreement.  A copy of the release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release dated February 8, 2012.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

	By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and Chief Executive Officer
Date: February 8, 2012

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